UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2013

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Corporation’s Annual Meeting of Stockholders held on May 23, 2013, the matters voted on and the voting results are as follows:

Proposal 1 — Election of Directors

Director Nominees:		Votes For	Votes Against	Votes Abstained	Broker Non-Votes
	-
Aurelio Alemán-Bermúdez		166,329,834	1,344,734	402,157	15,926,188
Thomas M. Hagerty		164,638,301	3,037,714	400,710	15,926,188
Michael P. Harmon		138,207,500	29,468,501	400,724	15,926,188
Roberto R. Herencia		125,957,326	41,718,184	401,215	15,926,188
José Menéndez-Cortada		146,606,519	21,069,355	400,851	15,926,188
Fernando Rodríguez-Amaro		146,611,098	21,064,773	400,854	15,926,188
Robert T. Gormley		166,626,983	1,048,888	400,854	15,926,188

Proposal 2 – Non-binding Approval of Compensation of Named Executives

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
133,070,667	34,543,366	462,692	15,926,188

Proposal 3 — Ratification of the Appointment of KPMG LLP as the Independent Registered Public Accounting Firm for Fiscal Year 2013

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
182,693,708	758,909	550,296	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

June 5, 2013	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel